UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  January 23, 2003
                                                      --------------------------



                         IMMTECH INTERNATIONAL, INC.
--------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         Delaware                      8733                   39-1523370
--------------------------------------------------------------------------------
      (STATE OR OTHER        (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      JURISDICTION OF                                     IDENTIFICATION NO.)
      INCORPORATION)



 150 Fairway Drive, Suite 150, Vernon Hills, Illinois            60061
--------------------------------------------------------------------------------
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)



      Registrant's telephone number, including area code:  (847) 573-0033
                                                         -----------------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.  Other Events.

        (A)  Grant to Further Fund Human Trials of DB289
             -------------------------------------------

            Immtech has received a $2.1 million advance payment of a grant to further support the clinical development of Immtech's drug DB289 for the treatment of African sleeping sickness. The funds are part of a $15.1 million grant given by the Bill and Melinda Gates Foundation and will be used to conduct a Phase IIb human clinical trial of DB289 in The Democratic Republic of the Congo under the management of Immtech. The trial will be conducted at 5 sites, one of which recently concluded the Phase IIa human clinical trial. The original Phase IIa site and one new site near an industrial center will continue high level testing and monitoring of patients beginning in March; while the other three sites will be added approximately 3 months later. The three additional sites may be located in remote villages where a lower level of monitoring is planned. It is intended that the Phase IIb clinical trial will include approximately 350 patients. Immtech owns the exclusive, worldwide licensing rights to commercialize, and is responsible for the clinical development of, DB289.

            African sleeping sickness is endemic to the sub-Sahara, affects approximately 500,000 people annually and is fatal if not treated. The disease is spread when an infected tsetse fly bites its subject and thereby injects the parasite. Approved drugs that are commonly used to treat African sleeping sickness are administered intravenously and are often toxic to the patient. DB289 has been developed to be the first oral drug to treat the disease and has been clinically demonstrated to be nontoxic to patients at dosages expected to be therapeutically effective. In the Phase IIa human trials, DB289 was proven to be safe and effective, with a cure rate of approximately 95% in the patients treated for stage one disease.

            The Bill & Melinda Gates Foundation was founded by Melinda Gates and William H. Gates, III, of Microsoft Corporation.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                IMMTECH INTERNATIONAL, INC.


                                By: /s/ T. Stephen Thompson
                                    --------------------------------------------
                                    Name:  T. Stephen Thompson
                                    Title: Chief Executive Officer and President

Dated:  January 23, 2003